As filed with the Securities and Exchange Commission on September 9, 2024

Registration Nos. 333-268846;
333-275107 and 333-277206

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO FORM S-8

REGISTRATION STATEMENTS

UNDER

THE SECURITIES ACT OF 1933

Presto Automation Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	84-2968594
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

985 Industrial Road

San Carlos, CA 94070

(Address of Principal Executive Offices) (Zip Code)

Amended and Restated Presto Automation Inc. 2022 Incentive Award Plan

(Full title of the plan)

Susan Shinoff

General Counsel & Corporate Secretary
Presto Automation Inc.
985 Industrial Road
San Carlos, CA 94070

(Name and address of agent for service)

(650) 817-9012

(Telephone number, including area code, of agent for service)

Copies to:

Colin Diamond Will Burns
Paul Hastings LLP
200 Park Avenue
New York, New York 10166
(212) 318-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

Presto Automation Inc., a Delaware corporation (the “Company”), is filing this Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) to the Company’s Registration Statements on Form S-8 to deregister any and all securities that were registered pursuant to Registration Statements Nos. 333-268846; 333-275107 and 333-277206 (collectively, the “Registration Statements”) and that remain unsold under the Presto Automation Inc. 2008 Stock Incentive Plan, the Presto Automation Inc. 2018 Equity Incentive Plan, the Presto Automation Inc. 2022 Incentive Award Plan and the Amended and Restated Presto Automation Inc. 2022 Incentive Award Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Carlos, State of California on the 9th day of September, 2024.

PRESTO AUTOMATION INC.

By:	/s/ Guillaume Lefevre
Name:	Guillaume Lefevre
Title:	Interim Chief Executive Officer